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                                                                    EXHIBIT 3.50

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/14/2001
                                                          010457184 - 3125841

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                            DELTA ENERGY CENTER, LLC

         Delta Energy Center, LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

         1 . The name of the limited liability company is Delta Energy Center, LLC.

         2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

         "2, The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901."

Executed on [ILLEGIBLE]  , 2001.

                                       Delta Energy Center, LLC

                                       /s/ Lisa M. Bodensteiner
                                       -----------------------------------------
                                       Lisa M. Bodensteiner, Assistant Secretary